UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
May 24, 2012

Commission file number: 001-33084
SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (361) 884-2463
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to Vote of Security Holders
The Company's annual meeting of shareholders was held on May 24, 2012. Of the approximately 20,954,779 common shares outstanding on the record date, a total of 19,505,779 common shares were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

1.    To elect three Class III directors to serve terms expiring at the 2015 annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce W. Krysiak	17,133,516	591,164	1,781,099
Sam J. Susser	17,160,823	563,857	1,781,099
David P. Engel	17,177,043	547,637	1,781,099

2.    To consider and act upon a proposal to approve (on an advisory basis) the Company's 2011 executive compensation program.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of 2011 Executive Compensation Program	17,381,814	325,192	17,674	1,781,099

3.    To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Appointment of Ernst & Young LLP	19,383,025	91,766	30,988	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: May 31, 2012	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer